                                                                     EXHIBIT 1.2

                                          [Form of Underwriting Agreement for
                                          Equity Securities incorporating Kinder
                                          Morgan Energy Partners, L.P.
                                          Underwriting Agreement Standard
                                          Provisions dated January 31, 2003]

                       KINDER MORGAN ENERGY PARTNERS, L.P.

                             UNDERWRITING AGREEMENT
                              FOR EQUITY SECURITIES

                                                              ____________, 20__

Kinder Morgan Energy Partners, L.P.
One Allen Center, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

      The underwriter or underwriters named below [, acting through ___________, as representative(s) (the "Representatives"),] understand that Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell ______ common units, representing limited partner interest, [and the common unitholders listed on Schedule A hereto (the "Selling Unitholders") propose severally to sell the number of common units set forth opposite their respective names on Schedule A hereto, representing an aggregate of _______ common units of the Partnership] (such ____ common units being hereinafter referred to as the ("Purchased Securities"), registered on Registration Statement[s] No[s]. _________. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Partnership [and each Selling Unitholder] hereby agrees [severally and not jointly] to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, at a purchase price equal to $_____ per common unit, the respective number of Purchased Securities (rounded up or down, as determined by the [Representatives] [the Underwriters] in their discretion, in order to avoid fractions) obtained by multiplying the _______ Purchased Securities [or the number of Purchased Securities set forth opposite the name of such Selling Unitholder on Schedule A hereto, as the case may be,] by a fraction the numerator of which is the number of Purchased Securities set forth below and the denominator of which is _____________.

                Number of Purchased                       Number of Purchased
Name                Securities             Name                Securities
----       ----------------------------    ----         -----------------------

                                                          Total:


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      The Underwriters will pay for such Purchased Securities upon delivery thereof at [state location] at 10:00 a.m. New York time on [state date].

      [In addition, at the option of the Underwriters, the Partnership proposes to issue and sell to the Underwriters an aggregate of not more than _____ additional common units [and certain of the Selling Unitholders propose severally to sell to the Underwriters an aggregate of no more than _______ additional common units] (such _______ additional common units being hereinafter collectively referred to as the "Optional Securities").*

      Upon written notice from the Underwriters given to the Partnership [and the Selling Unitholders] not more than 30 days subsequent to the Closing Date, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per unit to be paid for the Purchased Securities. Subject to the foregoing, the Partnership [and each Selling Unitholder] agrees [, severally and not jointly,] to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of common units specified in such notice by a fraction the numerator of which is ____________ [in the case of the Partnership and the number of common units set forth opposite the names of each Selling Unitholder listed on Schedule A hereto under the caption "Number of Optional Securities" in the case of the Selling Unitholders] and the denominator of which is ___________________ (subject to adjustment by the Underwriters to eliminate fractions). Such Optional Securities shall be purchased from the Partnership [and each Selling Unitholder] for the account of each Underwriter in the same proportion as the number of Purchased Securities set forth opposite such Underwriter's name bears to the total number of Purchased Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Purchased Securities. No Optional Securities shall be sold or delivered unless the Purchased Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Partnership [and the Selling Unitholders]. The Underwriters will pay for such Optional Securities upon delivery thereof at [state location] at 10:00 a.m. New York time on a date determined by the Underwriters which may be the Closing Date, but shall not be later than 7 days after written notice of election to purchase Optional Securities is given.*

      The following provisions shall apply to the Purchased Securities [and the Optional Securities]:

            [Voting Rights]:
            [Dividends]:
            [Conversion]:
            Date referred to in Section 6(1) of the Standard Provisions:
            Listing:
            [other terms]:

-------------
         * To be added only if the Underwriters are granted an option to purchase additional units.

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      All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriters in care of ____________________ at _________________, Attention: _____________________,
Facsimile No. _______________; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to it at One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas 77002, Attention: C. Park Shaper, Vice President, Chief Financial Officer and Treasurer, Facsimile No. 713-495-2782[; provided, however, that if the foregoing address does not reflect the address of an individual Underwriter, any notice to that Underwriter pursuant to Section 7(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership upon request to the foregoing address]. Notice given by delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

      Unless otherwise provided herein, all the provisions contained in the document entitled Kinder Morgan Energy Partners, L.P. Underwriting Agreement Standard Provisions dated January 31, 2003, a copy of which was filed as an exhibit to Registration Statement No. 333-______ or was filed as an Exhibit to Form 8-K and subsequently incorporated by reference into such Registration Statement, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

      Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized officer send us no later than [state date and time] by wire, telex, facsimile transmission or other written means, the following message:

            "We have entered into the Underwriting Agreement dated [insert date] relating to the Purchased Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                Very truly yours,

                                [Name or names of Underwriter or Underwriters]
                                                      OR

                                [Name of Representative(s)]

                                By:
                                   ---------------------------------------
                                         Name:
                                         Title:
                                         [Acting severally on behalf of [itself]
                                         [themselves] and the several
                                          Underwriters named above]

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      Accepted:

      KINDER MORGAN ENERGY PARTNERS, L.P.

      By:   Kinder Morgan G.P., Inc.,
            its general partner

            By:   Kinder Morgan Management, LLC,
                  its delegate

                  By:
                     -----------------------------------------
                        Name:
                        Title:

      [Name of each Selling Unitholder]

      [By:
          -------------------------------------
            Name:
            Title:]